                            Capitol Multimedia, Inc.
                          CSTI Promissory Note Holders
                                  Exhibit 2.4

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                                                             12/98 NOTE      4/1/98 NOTE        TOTAL
                                                             ----------      -----------        -----
NAME                           ADDRESS                       CONVERTIBLE       QUARTERLY
----                           -------                       -----------       ---------

Paul Carr                    2 Monadnock Road              $   613,177       $1,000,000     $1,613,177
                             Wellesley, MA 02181               secured         secured        secured

Richard Sheflin              326 Old Billerica Road            191,280                         191,280
                             Bedford, MA 01730

Kenneth Bloom                11 Wilson Lane                     55,335                          55,335
                             Acton, MA 01720

Richard D Myers              9722 Cypress Point Circle           1,143                           1,143
                             Littleton, CO 80124

Jeffrey D Brunelle III       117 Highland Avenue                 1,143                           1,143
                             So. Attleboro, MA 02703

Brice C Buchanan             11 Fairfield Road                  14,478                          14,478
                             Wayland, MA 01778

YuSang Kwan                  27 Faxon Street                    11,430                          11,430
                             Newton, MA 02158

Armando Prato                4 Brook Street                      7,810                           7,810
                             Chelmsford, MA 01824

James Holt                   74 Brookside Road                   9,144                           9,144
                             Needham, MA 02192

Lynn Vena                    11 Albano Street                    4,762                           4,762
                             Roslindale, MA 02131

Kenneth W Cole               48 Oregon Road                     38,100                          38,100
                             Southboro, MA 01772

Brian J Moran                20 Alexander Drive                 32,004                          32,004
                             Hampton, NH 03842

John G Kilray                34 Lee Street                       7,048                           7,048
                             Jamaica Plain, MA 02130

Robert B Gates Jr.           10 Maple Tree Lane                  2,286                           2,286
                             Franklin, MA 02038

Linda Duncan                 66 Brockton Avenue                  1,524                           1,524
                             Scituate, MA 02066

Richard J Heier              18 Goshen Road                      2,286                           2,286
                             Dedham, MA 02026

John D Bean                  P.O. Box 3053                       7,048                           7,048
                             No. Attleboro, MA 02761
                                                            ------------------------------------------


                                                            ------------------------------------------
                                                           $ 1,000,000       $1,000,000     $2,000,000


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